Exhibit 99.2

AGREEMENT AND PLAN OF MERGER

dated as of

June 21, 2005

by and between

FALLS BANK

and

SKY FINANCIAL GROUP, INC.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page
9.09	Waiver of Jury Trial	45

9.10	Severability	45

9.11	Assignment	45

9.12	Submission to Jurisdiction	45

Exhibit A	Form of Amended and Restated Articles of Incorporation of the Surviving Corporation

Exhibit B	Form of Amended and Restated Code of Regulations of the Surviving Corporation

Exhibit C	Directors of the Surviving Corporation

Exhibit D	Form of Falls Affiliate Agreement

iii

This AGREEMENT AND PLAN OF MERGER, dated as of June 21, 2005 (this “Agreement”), is by and between Falls Bank (“Falls”) and Sky Financial Group, Inc. (“Sky”), and is to be joined by an interim savings bank which Sky shall form (“Interim Bank”).

RECITALS

A. Falls. Falls is a state-chartered savings bank and an Ohio corporation, having its principal place of business in Stow, Ohio.

B. Sky. Sky is a financial holding company and an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

C. Interim Bank. Interim Bank is an interim savings bank to be incorporated under the laws of the State of Ohio for the purpose of facilitating Sky’s acquisition of 100% of the stock of Falls. Upon formation, Interim Bank will have its principal place of business in Bowling Green, Ohio.

D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be treated as a “reorganization” under Section 368(a) of the IRC.

E. Board Action. The respective Boards of Directors of each of Sky and Falls have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Falls, or any proposal or offer to acquire in any manner 25% or more of any class of equity securities in, or 25% or more of the assets or deposits of, Falls, other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

“Aggregate Consideration” has the meaning set forth in Section 3.01(j).

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“All Cash Election” has the meaning set forth in Section 3.01(b)(ii).

“All Stock Election” has the meaning set forth in Section 3.01(b)(i).

“Average NMS Closing Price” shall mean the arithmetic mean of the NMS Closing Price for the ten trading days immediately preceding the fifth trading day prior to the Effective Date.

“Cash Exchange Amount” has the meaning set forth in Section 3.01(a).

“Change in Recommendation” has the meaning set forth in Section 8.01(f).

“Claim” has the meaning set forth in Section 6.16(a).

“COBRA” has the meaning set forth in Section 6.17(b).

“Compensation and Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Confidentiality Agreement” means the Confidentiality Agreement between Sky and Keefe, Bruyette & Woods, Inc., as financial advisor to Falls, dated April 18, 2005.

“Consultants” has the meaning set forth in Section 5.03(m)(i).

“Contract” means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, lease, understanding or other commitment, whether oral or in writing, to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

“Costs” has the meaning set forth in Section 6.16(a).

“Directors” has the meaning set forth in Section 5.03(m)(i).

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” means Falls Common Shares with respect to which rights pursuant to Section 1701.85 of the OGCL have been properly exercised.

“Effective Date” means the date on which the Effective Time occurs, as provided for in Section 2.03.

“Effective Time” means the effective time of the Merger, as provided for in Section 2.03.

“Election” has the meaning set forth in Section 3.01(e).

“Election Deadline” has the meaning set forth in Section 3.01(e).

“Election Form/Letter of Transmittal” has the meaning set forth in Section 3.01(e).

“Election Period” has the meaning set forth in Section 3.01(e).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety Laws, permits, authorizations, common Law or agency requirement, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“ERISA Affiliate Plan” has the meaning set forth in Section 5.03(m)(iii).

“Escrow Agent” means Sky Trust, National Association, acting as a fiduciary for the benefit of the holders of Old Certificates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.04(a).

“Excluded Representations” has the meaning set forth in Section 5.02.

“Exchange Fund” has the meaning set forth in Section 3.04(a).

“Falls” has the meaning set forth in the preamble to this Agreement.

“Falls Affiliate” has the meaning set forth in Section 6.07.

“Falls Articles” means the Articles of Incorporation of Falls, as amended.

“Falls Board” means the Board of Directors of Falls.

“Falls Common Shares” means the common stock, par value $0.50 per share, of Falls.

“Falls Constitution” means the Constitution of Falls.

“Falls Financial Statements” has the meaning set forth in Section 5.03(g).

“Falls Meeting” has the meaning set forth in Section 6.02.

“Falls Off Balance Sheet Transaction” has the meaning set forth in Section 5.03(v).

“Falls Preferred Shares” means the preferred stock, par value $0.50 per share, of Falls.

“Falls Recommendation” has the meaning set forth in Section 6.02.

“Falls Shares” means the Falls Common Shares and Falls Preferred Shares.

“Falls Stock Plans” means the option plans and agreements of Falls pursuant to which rights to purchase Falls Common Shares are outstanding immediately prior to the Effective Time pursuant to the Falls Bank 1999 Stock Option and Incentive Plan.

“FDIA” has the meaning set forth in Section 5.03(dd).

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Federal Reserve Board.

“GAAP” means generally accepted accounting principles as adopted for U.S. accounting principles, practices and methods.

“Governing Documents” means with respect to any Person, such Person’s articles or certificate of incorporation and its constitution/code of regulations/bylaws, or similar governing document.

“Governmental Authority” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

“Indemnified Party” has the meaning set forth in Section 6.16(a).

“Information” has the meaning set forth in Section 6.05(c).

“Intellectual Property Rights” has the meaning set forth in Section 5.03(ff).

“Interim Bank” has the meaning set forth in the preamble to this Agreement.

“Interim Bank Shares” means the shares of capital stock of Interim Bank.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“knowledge.” The term “knowledge” means, with respect to a party hereto, knowledge after due inquiry of any officer of that party with the title of not less than a senior vice president.

“Law” means any federal, state, foreign or local statute, law, rule or regulation or any order, decision, decree, injunction, judgment, award or decree of any Governmental Authority.

“Letter of Transmittal” has the meaning set forth in Section 3.04(c).

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance of any nature whatsoever.

“Loans” means loans, leases, extensions of credit (including guarantees), commitments to extend credit and other similar assets or obligations, as the case may be.

“Material Adverse Effect” means, with respect to Sky or Falls, any effect that (a) is material and adverse to the condition (financial or otherwise), results of operations, assets, liabilities or business of Sky and its Subsidiaries taken as a whole, or Falls, respectively, or (b) would materially impair the ability of either Sky or Falls to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities or other changes affecting depository institutions generally that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies, including changes in general economic conditions and changes in prevailing interest and deposit rates that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies, (ii) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, (iii) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein or (iv) actions or omissions of a party that have been waived in accordance with Section 9.02 hereof.

“Material Interest” has the meaning set forth in the definition of “Related Person.”

“Merger” has the meaning set forth in Section 2.01.

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“Mixed Election” has the meaning set forth in Section 3.01(b)(iii).

“NASD” means The National Association of Securities Dealers.

“NASDAQ” means The NASDAQ Stock Market, Inc.’s National Market System.

“New Certificates” has the meaning set forth in Section 3.04(a).

“NMS Closing Price” shall mean the price per share of the last sale of Sky Common Shares reported on the NASDAQ National Market System at the close of the trading day by the NASD.

“ODFI” means the Ohio Department of Commerce, Division of Financial Institutions.

“OGCL” means the Ohio General Corporation Law.

“Old Certificates” has the meaning set forth in Section 3.04(a).

“OSS” means the Office of the Secretary of State of the State of Ohio.

“Out of Pocket Expenses” has the meaning set forth in Section 8.03(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Person” means any individual, bank, savings bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Previously Disclosed” by a party means information set forth in its Disclosure Schedule.

“Proxy/Prospectus” has the meaning set forth in Section 6.03(a).

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Regulatory Authority” means any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the issuance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the ODFI, the FRB and the FDIC) or the supervision or regulation of it or any of its subsidiaries.

“Related Person” means any Person (or family member of such Person) (a) that directly or indirectly, controls, or is under common control with, Falls or any of its Affiliates, (b) that serves as a director, officer, employee, partner, member, executor or trustee of Falls or any of its Affiliates or Subsidiaries (or in any other similar capacity), (c) that has, or is a member of a group having, direct or indirect beneficial ownership (as defined for purposes of Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least five percent of the outstanding voting power or equity securities or other equity interests representing at least five percent of the outstanding equity interests (a “Material Interest”) in Falls or any of its Affiliates or (d) in which any Person (or family member of such Person) that falls under (a), (b) or (c) above directly or indirectly holds a Material Interest or serves as a director, officer, employee, partner, member, executor or trustee (or in any other similar capacity).

“Required Falls Vote” has the meaning set forth in Section 5.03(d).

“Required Party” has the meaning set forth in Section 6.05(c).

“Requisite Regulatory Approvals” has the meaning set forth in Section 7.01(b).

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Sky” has the meaning set forth in the preamble.

“Sky Articles” means the Articles of Incorporation of Sky, as amended.

“Sky Board” means the Board of Directors of Sky.

“Sky Code” means the Amended and Restated Code of Regulations of Sky

“Sky Common Shares” means the common stock, without par value, of Sky.

“Sky’s Financial Statements” has the meaning set forth in Section 5.04(l).

“Sky Preferred Shares” means the serial preferred stock, par value $10.00 per share, of Sky.

“Sky SEC Documents” has the meaning set forth in Section 5.04(g).

“Sky Shares” means the Sky Common Shares and Sky Preferred Shares.

“Stock Exchange Ratio” has the meaning set forth in Section 3.01(a).

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.06.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“Termination Fee” has the meaning set forth in Section 8.03(a).

“Treasury Stock” means Falls Common Shares held by Falls, other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

ARTICLE II

THE MERGER

2.01 The Merger. At the Effective Time, (a) Interim Bank shall be merged with and into Falls (the “Merger”) and (b) the separate corporate existence of Interim Bank shall cease, and Falls shall be converted from a state savings bank to a state bank and shall survive and continue to exist as an Ohio corporation (Falls, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving

Corporation”). The Interim Bank Shares (100% of which will be owned by Sky upon its formation) shall be converted into common shares of the Surviving Corporation, and the Falls Common Shares shall be automatically canceled and converted into the right to receive the consideration described in Article III below. The name of the Surviving Corporation shall be “Falls Bank.” The principal place of business of the Surviving Corporation shall be Stow, Ohio. The Amended and Restated Articles of Incorporation attached hereto as Exhibit A shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation. The Amended and Restated Code of Regulations attached hereto as Exhibit B shall be the Amended and Restated Code of Regulations of the Surviving Corporation. The persons whose names and addresses are listed on Exhibit C attached hereto shall be the directors of the Surviving Corporation, each to serve until the next annual meeting of the shareholders of the Surviving Corporation and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office. The officers of Falls immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until the next organizational meeting of the Surviving Corporation and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal from office. Sky may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Falls Shares as provided for in Article III of this Agreement (subject to adjustment as provided in Section 3.05), (ii) adversely affect the tax treatment of Falls’ shareholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement. If Sky makes such an election, Sky and Falls shall execute an appropriate amendment to this Agreement in order to reflect such election.

2.02 Effectiveness of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the OSS of a Certificate of Merger for the Merger in accordance with Section 1701.81 of the OGCL, or such later date and time as may be set forth in such filing.

2.03 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the “Effective Date”) to occur on a date to be determined by Sky and Falls in their reasonable discretion, which date shall be a reasonably short time after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that no such designation shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires. The time on the Effective Date when the Merger shall become effective is referred to as the “Effective Time.”

ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a) Outstanding Falls Common Shares and Falls Rights. Except as otherwise provided in this Article III, at the Effective Time, each Falls Common Share (excluding Treasury Stock and Falls Common Shares held by Sky) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and on the Effective Date, be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 3.01(b), (e), (h), and (i)) into either (i) cash in the amount of $17.50 for each Falls Common Share (the “Cash Exchange Amount”); (ii) Sky Common Shares based upon an exchange ratio, which shall be equal to $17.50 divided by the Average NMS Closing Price (the “Stock Exchange Ratio”), of Sky Common Shares for each Falls Common Share; or (iii) a combination of such Sky Common Shares and cash, as more fully set forth in Section 3.01(b)(iii).

Subject to adjustment for cash paid in lieu of fractional shares in accordance with Section 3.03, it is understood and agreed that the aggregate consideration will be a mixture of Sky Common Shares and cash, with 81% of the Falls Common Shares issued and outstanding as of the Effective Time (including all Dissenting Shares) being exchanged for Sky Common Shares and 19% of the Falls Common Shares issued and outstanding as of the Effective Time being exchanged for cash (collectively, the “Merger Consideration”).

(b) Election as to Outstanding Falls Common Shares. The Falls shareholders will have the following alternatives in connection with the exchange of their Falls Common Shares in connection with the Merger (which alternatives shall in each case be subject to the allocation procedures set forth in Sections 3.01(h) and (i)):

(i) AT THE OPTION OF THE HOLDER, all of such holder’s Falls Common Shares deposited with the Exchange Agent shall be converted into and become Sky Common Shares at the Stock Exchange Ratio (such election, the “All Stock Election”); provided, however, that fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; or

(ii) AT THE OPTION OF THE HOLDER, all of such holder’s Falls Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the Cash Exchange Amount (such election, the “All Cash Election”); or

(iii) AT THE OPTION OF THE HOLDER, any whole number of such holder’s Falls Common Shares will be converted into and become Sky Common Shares at the rate of the Stock Exchange Ratio and the remainder of such holder’s Falls Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the rate of the Cash Exchange Amount (such election, the “Mixed Election”); provided, however, that fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; or

(iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(e)) IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN SECTION 3.01(e)), all of such holder’s Falls Common Shares will be converted into the right to receive Sky Common Shares as set forth in Section 3.01(b)(i), cash as set forth in Section 3.01(b)(ii), or any combination of Sky Common Shares and cash as determined by Sky or, at Sky’s direction, by the Exchange Agent at the Stock Exchange Ratio and the Cash Exchange Amount, as applicable; provided, however, that fractional shares will not be issued and cash will be paid in lieu thereof as provided in Section 3.03. Such shares of Falls Common Shares will be allocated by the Exchange Agent pro rata among non-electing holders based upon the number of Falls Common Shares for which an election has not been received by the Election Deadline in order to (A) achieve the overall ratio of eighty-one percent (81%) of Falls Common Shares to be converted into Sky Common Shares and nineteen percent (19%) of Falls Common Shares to be converted into cash, and (B) satisfy the elections made by Falls shareholders to the greatest extent possible. Notice of such allocation shall be provided promptly to each shareholder whose Falls Common Shares are allocated pursuant to this Section 3.01(b)(iv).

(c) Treasury Shares and Shares Held by Sky. Each Falls Common Share held as Treasury Stock or held by Sky immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor. For purposes of this provision, shares held by Subsidiaries of Sky shall not be deemed to be held by Sky.

(d) Outstanding Sky Common Shares and Interim Bank Shares. Each Sky Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger. Each Interim Bank Share issued and outstanding immediately prior to the Effective Time shall be converted into one common share of the Surviving Corporation.

(e) Procedures for Election. An election form and other appropriate transmittal materials in such form as Falls and Sky shall mutually agree (the “Election Form/Letter of Transmittal”) shall be mailed to shareholders of Falls prior to the Election Period (defined below). The Election Form/Letter of Transmittal will permit Falls shareholders to elect the form of Merger Consideration set forth in Section 3.01(b) (the “Election”) that they choose to receive in the Merger, will specify that delivery will be effected, and risk of loss and title to Old Certificates will pass, only upon proper delivery of the Old Certificates to the Exchange Agent and will include instructions and procedures for surrendering Old Certificates in exchange for New Certificates. The “Election Period” shall be such period of time as Falls and Sky shall mutually agree, within which Falls shareholders may validly make an Election, occurring between (i) the date of the mailing by Falls of the Proxy Statement for the special meeting of shareholders of Falls at which this Agreement is presented for approval and (ii) the Election Deadline. The “Election Deadline” shall be the time, specified by Sky after consultation with Falls, on the last day of the Election Period, which shall be no earlier than the third trading day prior to the Effective Date.

(f) Perfection of the Election. An Election shall be considered to have been validly made by a Falls shareholder only if (i) the Exchange Agent shall have received an Election Form/Letter of Transmittal properly completed and executed by such shareholder, accompanied by a certificate or certificates representing the Falls Common Shares as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Falls, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States and (ii) such Election Form/Letter of Transmittal and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

(g) Withdrawal of Election. Any Falls shareholder may at any time prior to the Election Deadline revoke its election and either (i) submit a new Election Form/Letter of Transmittal in accordance with the procedures in Section 3.01(f), or (ii) withdraw the certificate(s) for Falls Common Shares deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if this Agreement is terminated.

(h) Reduction of Shares Deposited for Cash. If (A) the number of Falls Common Shares deposited with the Exchange Agent at the Election Deadline for cash pursuant to the All Cash Election and the Mixed Election and not withdrawn pursuant to Section 3.01(g), plus (B) the number of Dissenting Shares, if any, is greater than nineteen percent (19%) of the total number of Falls Common Shares issued and outstanding on the Effective Date, the Exchange Agent will promptly eliminate from the shares deposited pursuant to the All Cash Election and the Mixed Election (subject to the limitations described in Section 3.01(h)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election, plus the number of Dissenting Shares, if any, is nineteen percent (19%) of the Falls Common Shares issued and outstanding on the Effective Date. After giving effect to Section 3.01(b)(iv), such elimination will be effected as follows:

(i) Subject to the limitations described in Section 3.01(h)(iv), the Exchange Agent will eliminate from the shares deposited for cash pursuant to the All Cash Election and the Mixed Election, and will add or cause to be added to the shares deposited for Sky Common Shares, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election and the Mixed Election minus the number of shares so deposited by the holders described in Section 3.01(h)(iv), such whole number of Falls Common Shares on deposit for cash pursuant to the All Cash Election and the Mixed Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election, plus the number of Dissenting Shares, if any, is nineteen (19%) of the Falls Common Shares issued and outstanding on the Effective Date;

(ii) All Falls Common Shares that are eliminated pursuant to Section 3.01(h)(i) from the shares deposited for cash shall be converted into Sky Common Shares as provided by Sections 3.01(b)(i) and 3.01(b)(iii);

(iii) Notice of such allocation shall be provided promptly to each shareholder whose Falls Common Shares are eliminated from the shares on deposit for cash pursuant to Section 3.01(h)(i); and

(iv) Notwithstanding the foregoing, the holders of 100 or fewer Falls Common Shares of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their Falls Common Shares converted into Sky Common Shares.

(i) Increase of Shares Deposited for Cash. If (A) the number of Falls Common Shares deposited with the Exchange Agent at the Election Deadline for cash pursuant to the All Cash Election and the Mixed Election and not withdrawn pursuant to Section 3.01(g) (including Falls Common Shares for which no Election has been made by the holder by the Election Deadline and which are allocated to be converted into cash pursuant to Section 3.01(b)(iv)), plus (B) the number of Dissenting Shares, if any, is less than nineteen percent (19%) of the total number of Falls Common Shares issued and outstanding on the Effective Date, Sky will promptly add, or cause to be added by the Exchange Agent, to the shares deposited for cash, a sufficient number of Falls Common Shares deposited for Sky Common Shares pursuant to the All Stock Election and the Mixed Election (subject to the limitation described in Section 3.01(h)(iv)) so that the total number of Falls Common Shares on deposit for cash pursuant to the All Cash Election and the Mixed Election on the Effective Date (after giving effect to Section 3.01(b)(iv)), plus the number of Dissenting Shares, is nineteen percent (19%) of the Falls Common Shares issued and outstanding on the Effective Date. After giving effect to Section 3.01(b)(iv), such addition will be effected as follows:

(i) Subject to the limitation described in Section 3.01(h)(iv), Sky will add or cause to be added to the shares deposited for cash, and the Exchange Agent will eliminate or cause to be eliminated from the shares deposited for Sky Common Shares pursuant to the All Stock Election and the Mixed Election, on a pro rata basis in relation to the total number of Falls Common Shares deposited for Sky Common Shares pursuant to the All Stock Election and the Mixed Election, such whole number of Falls Common Shares not then on deposit for cash as may be necessary so that the number of shares on deposit for cash, plus the number of Dissenting Shares, if any, is nineteen percent (19%) of the Falls Common Shares issued and outstanding on the Effective Date;

(ii) All Falls Common Shares that are eliminated pursuant to Section 3.01(i)(i) from the shares to be converted into Sky Common Shares shall be converted into cash, as provided by Sections 3.01(b)(ii) and 3.01(b)(iii); and

(iii) Notice of such allocation shall be provided promptly to each shareholder whose Falls Common Shares are added to the shares on deposit for cash pursuant to Section 3.01(i)(i).

(j) Preservation of Reorganization Status. Notwithstanding anything in this Agreement to the contrary, to preserve the status of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the IRC, if, based upon the closing price of the Sky Common Shares as reported on the primary market on which the Sky Common Shares are listed for trading, the NASDAQ, on the business day immediately preceding the Effective Time, the aggregate value of the Sky Common Shares to be received by the holders of Falls Common Shares in the Merger would be less than 80% of the sum of (i) the aggregate consideration (other than Sky Common Shares) treated as received by the holders of Falls Common Shares in the merger under Section 368(a)(2)(E) of the IRC (including amounts paid in lieu of fractional shares and amounts paid to holders of Dissenting Shares), plus (ii) the value of the Sky Common Shares to be received by the holders of Falls Common Shares in the merger (such sum hereinafter referred to as the “Aggregate Consideration”), then the mixture of Sky Common Shares and cash to be received by the holders of Falls Common Shares in the Merger will be adjusted (i.e., the percentage of Falls Common Shares to be exchanged for Sky Common Shares will be increased, and the percentage of Falls Common Shares to be exchanged for cash will be decreased, by a corresponding amount) so that the aggregate value of the Sky Common Shares to be received by the holders of Falls Common Shares in the Merger, as determined based upon the closing price of the Sky Common Shares on the NASDAQ on the business day immediately preceding the Effective Time, is equal to 80% of the Aggregate Consideration.

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, the Falls Common Shares shall no longer be outstanding and shall automatically be canceled and cease to exist and holders of Falls Common Shares shall cease to be, and shall have no rights as, shareholders of Falls, other than to receive any dividend or other distribution with respect to such Falls Common Shares with a record date occurring prior to the Effective Time, the consideration provided under this Article III and the appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of Falls or the Surviving Corporation of any Falls Shares (other than Dissenting Shares, if applicable).

3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional Sky Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger and no Sky dividend or other distribution or stock split or combination will relate to any fractional Sky Common Share, and such fractional Sky Common Shares will not entitle the owner thereof to vote or to any rights of a security holder of Sky; instead, Sky shall pay to each holder of Falls Common Shares who would otherwise be entitled to a fractional Sky Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional Sky Common Share to which the holder would be entitled by the Average NMS Closing Price.

3.04 Exchange Procedures.

(a) Establishment of Exchange Fund. At or prior to the Effective Time, Sky shall deposit with the Escrow Agent an estimated amount of cash (such cash, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto and any cash to be paid in lieu of fractional Sky Common Shares, being hereinafter referred to as the “Exchange Fund”) to be paid pursuant to this Article III in exchange for outstanding Falls Common Shares. At or prior to the Effective Time, Sky shall authorize its Shareholder Relations Department (in such capacity, the “Exchange Agent”), for the benefit of the holders of certificates representing Falls Common Shares (“Old Certificates”) exchanged in accordance with this Article III, to order Sky’s transfer agent to issue certificates representing the Sky Common Shares (“New Certificates”), and to order cash payments by the Escrow Agent. Sky shall make available directly or indirectly to the Escrow Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional Sky Common Shares pursuant to Section 3.03 and any dividends and other distributions pursuant to Section 3.04(e).

(b) No Interest. No interest will be paid on any cash, including any cash to be paid in lieu of fractional Sky Common Shares or in respect of dividends or distributions, that any such Person shall be entitled to receive pursuant to this Article III.

(c) Surrender Procedures. Promptly after the Effective Time, Sky shall cause the Exchange Agent to mail to each holder of record of an Old Certificate that was converted pursuant to Section 3.01, but that was not deposited with the Exchange Agent pursuant to Section 3.01(e), both (i) a form of letter of transmittal (the “Letter of Transmittal”) specifying that delivery will be effected, and risk of loss and title to the Old Certificates will pass, only upon proper delivery of the Old Certificates to the Exchange Agent and (ii) instructions and procedures for surrendering Old Certificates in exchange for New Certificates. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly executed, following the Effective Time, the holder of such Old Certificate shall receive in exchange therefor (A) a New Certificate representing that number of whole Sky Common Shares that such holder has the right to receive pursuant to the provisions of this Article III, and/or (B) a check in an amount equal to the sum of the cash to be paid to such holder as part of the Merger Consideration, the cash to be paid in lieu of any fractional Sky Common Shares to which such holder is entitled pursuant to Section 3.03 and/or the cash to be paid in respect of any dividends or distributions to which such holder may be entitled pursuant to Section 3.04(e), after giving effect to any required tax withholdings, and the Old Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Falls Common Shares that is not registered in the transfer records of Falls, a New Certificate representing the proper number of Sky Common Shares may be issued, and/or the cash to be paid as part of the Merger Consideration, in lieu of any fractional Sky Common Shares and/or in respect of any dividends or distributions may be paid, to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.04(c), each Old Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a New Certificate and/or a check in an amount equal to the sum of the cash to be paid as part of the Merger Consideration, the cash to be paid in lieu of any fractional Sky Common Shares and/or the cash to be paid in respect of any dividends or distributions to which the holder may be entitled pursuant to Section 3.04(e) hereof.

(d) Termination of Exchange Fund. Promptly following the date that is six months after the Effective Time, the Escrow Agent shall deliver to Sky all cash, certificates and other documents in its possession relating to the transactions described in this Agreement; and any holders of Falls Common Shares who have not theretofore complied with this Article III may look thereafter only to Sky for the Sky Common Shares, any dividends or distributions thereon and any cash to be paid as part of the Merger Consideration or in lieu of fractional Sky Common Shares to which they are entitled pursuant to this Article III, in each case, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Falls Common Shares for any Sky Common Shares, any dividends or distributions thereon or any cash to be paid as part of the Merger Consideration or in lieu of fractional Sky Common Shares delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Sky Dividends and Distributions. No dividends or other distributions with respect to Sky Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing Falls Common Shares converted in the Merger into the right to receive such Sky Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Sky Common Shares such holder had the right to receive upon surrender of the Old Certificates.

(f) Lost, Stolen or Destroyed Falls Certificates. If any Old Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Sky, the posting by such Person of a bond in such reasonable amount as Sky may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Old Certificate (i) the number of Sky Common Shares to which such Person is entitled pursuant to Section 3.01(a) with respect to the Falls Common Shares formerly represented thereby, and/or (ii) a check in an amount equal to the sum of the cash to be paid to such Person as part of the Merger Consideration, the cash to be paid in lieu of any fractional Sky Common Shares to which such Person is entitled pursuant to Section 3.03 and/or the cash to be paid in respect of any dividends or distributions to which such Person may be entitled pursuant to Section 3.04(e).

(g) Tax Withholding. Sky is entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Falls Common Shares and Falls Stock Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the IRC and the rules and regulations promulgated thereunder, or any applicable Law. To the extent that amounts are so withheld by Sky, such withheld amounts may be treated for all purposes of this Agreement as having been paid to the holders of Falls Common Shares and Falls Stock Options in respect of which such deduction and withholding were made by Sky.

3.05 Anti-Dilution Provisions. In the event Sky changes (or establishes a record date for changing) the number of Sky Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Sky Common Shares and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio shall be proportionately adjusted. In the event that Rights are issued under the Shareholder Rights Plan of Sky (then known as Citizens Bancshares, Inc.) dated July 21, 1998, and such Rights are issued between the date of this Agreement and the Effective Date, then Falls shareholders who receive Sky Common Shares as a result of the Merger shall additionally receive Rights on the Effective Date to the same extent they would have received Rights if they had held such Sky Common Shares when such Rights were issued.

3.06 Treatment of Stock Options. There are currently outstanding options to purchase 70,795 Falls Common Shares under the Falls Stock Plan (each, a “Falls Stock Option”). Each Falls Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated immediately prior to the Effective Time and each grantee thereof shall be entitled to receive, in lieu of the Falls Common Shares that would otherwise have been issuable upon exercise thereof, an amount in cash computed by multiplying (a) the excess, if any, of $17.50 over the exercise price of such Falls Stock Option by (b) the number of Falls Common Shares subject to the Falls Stock Option. Falls shall use commercially reasonable efforts to take or cause to be taken all action necessary to obtain a written consent from each holder of a Falls Stock Option to permit such termination effective at the Effective Date. Falls may elect to pay immediately prior to the Effective Time to each holder of a Falls option from whom a written consent has been obtained pursuant to the preceding sentence the aggregate amount to which such holder is entitled pursuant to this Section 3.06.

ARTICLE IV

ACTIONS PENDING ACQUISITION

4.01 Forbearances of Falls. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, except as expressly contemplated by this Agreement and/or disclosed on Falls’ Disclosure Schedule, without the prior written consent of Sky, which consent shall not be unreasonably withheld, Falls shall not:

(a) Ordinary Course. Conduct the business of Falls other than in the ordinary and usual course consistent with past practice or fail to use reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have a material adverse effect upon Falls’ ability to perform any of its material obligations under this Agreement.

(b) New Activities. Engage in any material new activities or lines of business or make any material changes to its existing activities or lines of business.

(c) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Falls Common Shares or any Rights, (ii) permit any additional Falls Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, (iii) permit any purchases of Falls Common Shares to be made under the Falls Stock Plans, (iv) effect any recapitalization, reclassification, stock split or like change in capitalization or (v) enter into, or take any action to cause any holders of Falls Company Shares to enter into, any agreement, understanding or commitment relating to the right of holders of Falls Company Shares to vote any Falls Common Shares, or cooperate in any formation of any voting trust or similar arrangement relating to such shares.

(d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock; (ii) otherwise declare or make any distribution on any shares of its capital stock; or (iii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

(e) [Reserved.]

(f) Compensation; Employment Agreements; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance, change in control or similar agreements or arrangements with any director, officer or employee of, or independent contractor with respect to, Falls, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary and usual course of business consistent with past practice, (ii) for other changes that are required or made advisable by applicable Law, and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

(g) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable Law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance Contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of, or independent contractor with respect to, Falls (or any dependent or beneficiary of any of the foregoing Persons), or take any action to accelerate the vesting or exercisability of, or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, other than pursuant to this Agreement.

(h) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or permit the creation of any Lien for sales of Loans, debt securities or similar investments (except for a Lien for Taxes not yet due and payable) in respect of, or discontinue any portion of, any of its assets, deposits, business or properties except in the ordinary and usual course of business consistent with past practice.

(i) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity, or acquire mortgage servicing rights, except in connection with existing correspondent lending relationships in the ordinary and usual course of business consistent with past practice.

(j) Governing Documents. Amend the Falls Articles or Falls Constitution.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

(l) Contracts. Except in the ordinary and usual course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts, or enter into any new contract that would be required to be disclosed pursuant to the standards set forth in Section 5.03(k).

(m) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is immaterial to Falls.

(n) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law or (iii) engage in any new line of business or make any acquisition that would not be permissible for a United States bank holding company (as defined in the Bank Holding Company Act of 1956) or would subject Sky, Falls or any Subsidiary of either to material regulation by a Regulatory Authority that does not presently regulate such company or to regulation by a Regulatory Authority that is materially different from current regulation.

(o) Risk Management. Except as required by applicable Law, (i) implement or adopt any material change in its credit risk and interest rate risk management and hedging policies and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to credit and interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

(p) Indebtedness. Incur, cancel, release, assign, modify, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person with respect to any indebtedness for borrowed money in an amount in excess of $500,000; provided, however, that Falls may continue to borrow from the Federal Home Loan Bank of Cincinnati in accordance with past practices.

(q) Related Party Transactions. Make any payment of cash or other consideration to, or make any Loan to or on behalf of, or enter into, amend or grant a consent or waiver under, or fail to enforce, any Contract with, any Related Person.

(r) Taxes. Make or change any material election with respect to Taxes, settle any material Tax audit or proceeding, enter into any Tax closing agreement or request any Tax private letter or similar ruling.

(s) Loans. (i) Extend credit for new loans, renewals and extensions on an unsecured basis to any Person in the aggregate over $250,000, (ii) extend credit for new loans on a secured basis to any Person in the aggregate over $750,000, (iii) extend credit for renewals or extensions on a secured basis to any Person in the aggregate over $1,000,000, (iv) extend credit originated by an unaffiliated third party to any Person in the aggregate over $150,000, or (v) extend credit for new loans, renewals and extensions of residential mortgage loans to any Person in the aggregate over $500,000.

(t) Capital Expenditures. Make any capital expenditures in excess of $100,000 in any one case or $500,000 in the aggregate or enter into any agreement contemplating capital expenditures in excess of $100,000 for any twelve-month period.

(u) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (t).

4.02 Forbearances of Sky. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on Sky’s Disclosure Schedule, without the prior written consent of Falls, which consent shall not be unreasonably withheld, Sky shall not, and shall cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of Sky and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon Sky’s ability to perform any of its material obligations under this Agreement.

(b) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

(c) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC; (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

(d) Risk Management. Except as required by applicable Law, (i) fail to follow its existing policies or practices with respect to managing its exposure to credit and interest rate hedging policies and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

(e) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (d).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01 Disclosure Schedules. On or prior to the date hereof, Sky delivered to Falls a schedule and Falls delivered to Sky a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV and Article VI; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Falls’ representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Falls arising solely from actions taken in compliance with a written request of Sky.

5.02 Standard. No representation or warranty of Falls or Sky contained in Section 5.03 (other than Sections 5.03(g), (h), (j), (k), (m), (p), (r) and (v) (collectively, the “Excluded Representations”)) or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 (other than the Excluded Representations) or 5.04 (without giving effect to any limitation set forth in Section 5.03 (other than in the Excluded Representations) or 5.04 arising from the use of the words “material” or “materially” or the phrase “Material Adverse Effect” or similar qualifiers) has had, or is reasonably likely to have, a Material Adverse Effect.

5.03 Representations and Warranties of Falls. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Falls hereby represents and warrants to Sky as follows:

(a) Organization, Standing and Authority. Falls is a state-chartered savings bank, duly organized, validly existing and in good standing under the Laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Falls is an “insured depository institution” as defined in the Federal Deposit Insurance Act and the applicable regulations thereunder and (B) has a rating of “Satisfactory” or better under the Community Reinvestment Act of 1977 as of the date of this Agreement.

(b) Capital Structure of Falls. The authorized capital stock of Falls consists solely of 10,000,000 Falls Common Shares, of which 705,459 Falls Common Shares were outstanding as of the date hereof, and 1,000,000 Falls Preferred Shares, of which none were outstanding as of the date hereof. As of the date hereof, no shares of Treasury Stock were held by Falls and none were otherwise owned by Falls. The outstanding Falls Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except pursuant to this Agreement and the Falls Stock Plans, (i) there were no Falls Common Shares authorized and reserved for issuance, (ii) Falls did not have any Rights issued or outstanding with respect to Falls Common Shares and (iii) Falls did not have any commitment to authorize, issue or sell any Falls Common Shares or Rights. Falls does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of Falls on any matter.

(c) Subsidiaries. Except as Previously Disclosed, Falls has no Subsidiaries and does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its stock of the Federal Home Loan Bank of Cincinnati. Falls has Previously Disclosed, as of the date of this Agreement, a list of all equity securities it holds involving, in the aggregate, beneficial ownership or control by Falls of 5% or more of any class of the issuer’s voting securities or 25% or more of any class of the issuer’s securities, including a description of any such issuer and the percentage of the issuer’s voting and/or non-voting securities and, as of the Effective Time, no additional Persons would need to be included on such a list.

(d) Corporate Power; Authorized and Effective Agreement. Falls has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the adoption of this Agreement by the holders of the requisite number of outstanding Falls Common Shares entitled to vote on this Agreement (the “Required Falls Vote”) and the approval of Regulatory Authorities, Falls has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(e) Corporate Authority. Subject to adoption of this Agreement by the Required Falls Vote (which is the only shareholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Falls and the Falls Board on or before the date hereof. This Agreement is a valid and legally binding obligation of Falls, enforceable against Falls in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles and except to the extent such enforceability may be limited by laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or the appointment of a conservator by the FDIC). The Falls Board has received the written opinion of Keefe, Bruyette & Woods, Inc., to the effect that, as of the date hereof, the consideration to be received by the holders of Falls Common Shares in the Merger is fair to the holders of Falls Common Shares from a financial point of view.

(f) Regulatory Filings; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Falls in connection with the execution, delivery or performance by Falls of this Agreement or to consummate the Merger or the other transactions contemplated hereby except for (A) filings of applications and notices, as applicable, with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the Certificates of Merger with the OSS pursuant to the OGCL. As of the date hereof, Falls is not aware of any reason why the Requisite Regulatory Approvals (as defined in Section 7.01(b)) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt of the Required Falls Vote and the approval of the Regulatory Authorities referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities Laws, except as Previously Disclosed, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any Law, governmental permit or license, or Contract of Falls or to which Falls or any of its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Governing Documents of Falls or (C) require any consent or approval under any such Law, governmental permit or license, or governmental Contract.

(g) Financial Reports; Material Adverse Effect.

(i) Falls has delivered to Sky (A) the audited financial statements of Falls for each of the fiscal years ended December 31, 2003 and 2004, consisting of consolidated balance sheets and the related consolidated statements of income and retained earnings and cash flows for the fiscal years ended on such dates, including accompanying notes and the related reports thereon of Crowe, Chizek and Company, LLC and (B) the unaudited consolidated statement of financial condition of Falls as of March 31, 2005, and the related consolidated statements of income and retained earnings and cash flows for the three months then ended (collectively, the “Falls Financial Statements”). The Falls Financial Statements fairly present in all material respects the consolidated financial position of Falls as of the dates thereof and for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

(ii) Since December 31, 2004, except as Previously Disclosed, (A) Falls has conducted its business in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and has not taken any action that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 4.01 hereto and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect on Falls.

(h) Litigation. Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Falls and, to Falls’ knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters.

(i) Neither Falls nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Regulatory Authorities.

(ii) Falls has not been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j) Compliance with Laws.

(i) Except as Previously Disclosed, Falls:

(A) is in material compliance with all Laws applicable thereto or to the employees conducting such businesses, including, without limitation, the USA Patriot Act of 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending Laws and other Laws relating to discriminatory business practices;

(B) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities and Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Falls’ knowledge, no suspension or cancellation of any of them is threatened or would reasonably be expected to occur, and all such filings, applications and registrations are current;

(C) has received, since December 31, 2004, no notification or communication from any Regulatory Authority or Governmental Authority (1) asserting that Falls is not in material compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces, (2) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Falls’ knowledge, do any grounds for any of the foregoing exist) or (3) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally);

(D) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against Falls or any of its officers, directors or employees; and

(E) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, and has not adopted any board resolutions at the request of, any Governmental Authority and has not been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action.

(ii) Falls has not engaged in any of the practices listed in Office of the Comptroller of the Currency Advisory Letter AL 2000-7 as “indications that an institution may be engaging in abusive lending violations” or as practices that “may suggest the potential for fair lending violations” or has originated, owned or serviced or currently owns or services any Loan subject to the requirements of Section 226.32 of title 12 of the Code of Federal Regulations.

(k) Material Contracts; Defaults. Except for this Agreement and Contracts which have been Previously Disclosed, Falls is not a party to, bound by or subject to any Contract (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or (ii) that restricts or limits in any way the conduct of business by Falls (including without limitation a non-compete or similar provision). Neither Falls nor, to Falls’ knowledge, any other party thereto is in material default under any Contract to which it is a party, by which its respective assets, business, or operations may be bound or materially affected in any way, or under which it or its respective assets, business, or operations receive material benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. Falls has Previously Disclosed a complete and accurate listing and copies of the following materials (other than those that have been performed completely and those related to loans made by Falls, deposits in Falls, investment securities held by Falls, or borrowings by Falls): (A) each Contract that involves performance of services or delivery of goods or materials by Falls of an amount or value in excess of

$25,000 annually with a remaining term greater than one year; and (B) each Contract that involves expenditures or receipts of Falls in excess of $25,000 annually with a remaining term greater than one year, including but not limited to consulting, systems, software, ATM, network, telephone, communications, data processing, reporting, armored transportation, guard, security, security monitoring, janitorial, landscaping, maintenance, credit card, check printing, marketing or other service agreements.

(l) No Brokers. No action has been taken by Falls that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except for the fees to be paid to Keefe, Bruyette & Woods, Inc.

(m) Employee Benefit Plans.

(i) Section 5.03(m)(i) of Falls’ Disclosure Schedule contains a complete and accurate listing of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements other than those described in Department of Labor Reg. §§ 2510.3-1(b) through (k), 2510.3-2(d) and 2510.3-3(b) maintained or contributed to by Falls and in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of Falls participates or to which any such Employees, Consultants or Directors are a party (the “Compensation and Benefit Plans”). However, Compensation and Benefit Plans does not include plans, funds, programs, policies, practices or procedures maintained or funded by Employees, Consultants, Officers or Directors for their own benefit or for the benefit of their employees such as individual retirement arrangements or plans described in Section 401(a) of the IRC benefiting (or intended to benefit) themselves or other persons who are not Employees. Falls has no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 4.01(g) of this Agreement or as required by applicable Law.

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable Law, including, but not limited to, ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable Law have been timely made. Each Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the IRC (i) has received (or has applied for) a favorable determination letter from the IRS or (ii) is maintained pursuant to an IRS-approved volume submitter plan with respect to which Falls may rely on the advisory letter issued to the volume submitter plan sponsor as to such Pension Plan’s qualified status, in accordance with the provisions of Revenue Procedure 2005-16, and Falls is not aware of any circumstances likely to result in revocation of any such favorable determination letter or approval letter. There is no material pending or, to the knowledge of Falls, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Falls has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Falls to a tax or penalty imposed by either Section 4975 of the IRC or Section 502 of ERISA, assuming for purposes of Section 4975 of the IRC that the taxable period of any such transaction expired as of the date hereof.

(iii) No liability (other than for payment of premiums to the PBGC that have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Falls with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an “ERISA Affiliate”) that is considered one employer with Falls under Section 4001(a)(14) of ERISA or Section Section 414(b) or (c) of the IRC (an “ERISA Affiliate Plan”). Neither Falls nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. Except as Previously Disclosed, Falls does not maintain or contribute to, and is not obligated to contribute to (and has never maintained, contributed to or been obligated to contribute to) any program subject to Section 412 of the IRC or Title IV of ERISA. To the knowledge of Falls, there is no pending investigation or enforcement action by the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or any other plan maintained by an entity that is considered to be related to Falls under Section 414(b) or (c) of the IRC have been timely made in cash or have been reflected on Falls’ Financial Statements (as defined in Section 1.01) as of December 31, 2004, except for matching contributions under Fall’s 401(k) Plan with respect to employee contributions made after December 31, 2004.

(v) Falls has no obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the IRC or those derived from a Pension Plan. There has been no communication to Employees by Falls that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi) Falls does not maintain any Compensation and Benefit Plans covering foreign Employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, Falls has provided or made available to Sky, true and complete copies of existing: (A) the current versions of Compensation and Benefit Plan documents and all subsequently adopted amendments thereto; (B) the current versions of trust instruments and insurance Contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS or most recent advisory letter issued by the IRS to a volume submitter plan sponsor; (F) any Form 5310 or Form 5330 filed within the past year with the IRS; and (G) most recent nondiscrimination tests performed under ERISA and the IRC (including 401(k) and 401(m) tests).

(viii) Except as disclosed on Section 5.03(m)(viii) of Falls’ Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix) Falls does not maintain any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the IRC and the regulations issued thereunder.

(x) Except as disclosed on Section 5.03(m)(x) of Falls’ Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Sky, Falls or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the IRC) of Falls on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(n) Labor Matters. Falls is not a party to or is bound by any Contract, collective bargaining agreement or other understanding with a labor union or labor organization, nor is Falls the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Falls to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or, to Falls’ knowledge, threatened, nor is Falls aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(o) Takeover Laws. Assuming Sky is not an “interested shareholder” as that term is defined under Section 1704.01(C)(8) of the OGCL as of the date hereof, Falls has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover Laws of the State of Ohio (collectively, “Takeover Laws”) applicable to it and (ii) any other applicable provision of the Governing Documents of Falls.

(p) Environmental Matters. Except as Previously Disclosed, to Falls’ knowledge, neither the conduct nor operation of Falls nor any condition of any property presently or previously owned, leased or operated by it (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Falls’ knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Falls’ knowledge, Falls has not received any notice from any Person that Falls or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by Falls are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

(q) Tax Matters. (i) Except as Previously Disclosed, all material Tax Returns that are required to be filed by or with respect to Falls have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full as required, (iii) except as Previously Disclosed, none of the Tax Returns referred to in clause (i) the statute of limitations of which is still open has been examined by the IRS or the appropriate state, local or foreign taxing authority, (iv) all deficiencies asserted or assessments made as a result of any examination of a taxing authority have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitations have been given by or requested with respect to any Taxes of Falls. Falls has made or will make available to Sky true and correct copies of the United States federal income Tax Returns filed by Falls for each of the three most recent fiscal years ended on or before December 31, 2004. Falls has no liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in the Falls Financial Statements, as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of Falls. As of the date hereof, Falls has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC. No Tax is required to be withheld pursuant to Section 1445 of the IRC as a result of the transactions contemplated by this Agreement.

(r) Risk Management Instruments. Falls has no interest rate swaps, caps, floors, option agreements, futures or forward Contracts or other similar risk management arrangements.

(s) Accounting Controls. Falls has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Falls Board, that (i) all material transactions are executed in accordance with management’s general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to any criteria applicable to such statements, (iii) access to the material property and assets of Falls is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Books and Records. Except for the minutes relating to the process leading to this Agreement and the transactions contemplated hereunder, the books and records of Falls have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

(u) Insurance. Section 5.03(u) of Falls’ Disclosure Schedule sets forth a list of all of the insurance policies, binders, or bonds maintained by Falls. Falls is insured with reputable insurers against such risks and in such amounts as the management of Falls reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Falls is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(v) Falls Off Balance Sheet Transactions. Section 5.03(v) of Falls’ Disclosure Schedule sets forth a true and complete list of all affiliated Falls entities, including, without limitation, all special purpose entities, limited purpose entities and qualified special purpose entities, in which Falls or any officer or director of Falls has an economic or management interest. Section 5.03(v) of Falls’ Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Falls affiliated entity, on the one hand, and Falls and any officer or director of Falls, on the other hand, that are not reflected in the consolidated financial statements of Falls (each, a “Falls Off Balance Sheet Transaction”), along with the following information with respect to each such Falls Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Falls; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Falls to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Falls.

(w) Disclosure. The information Previously Disclosed by Falls, when taken together with the representations and warranties contained in this Section 5.03, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein, in the light of the circumstances in which they are being made, not misleading.

(x) Material Adverse Change. Since December 31, 2004, Falls has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations that has had or could reasonably be expected to have a Material Adverse Effect on Falls.

(y) Absence of Undisclosed Liabilities. Falls has no liability or obligation (whether accrued, contingent, absolute, determined, determinable or otherwise) that is material to Falls on a consolidated basis, or that, when combined with all liabilities as to similar matters, would be material to Falls on a consolidated basis, except as disclosed in the Falls Financial Statements.

(z) Properties. Falls has good and (as to real estate) marketable title, free and clear of all Liens to all of the properties and assets, real and personal, reflected on the Falls Financial Statements as being owned by Falls as of December 31, 2004 or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and borrowings and other Liens incurred in the ordinary and usual course of banking business, (iii) such imperfections of title, easements, Liens, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business and (v) Liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Falls, as lessee, leases real or personal property (except for leases that have expired by their terms or that Falls has agreed to terminate since the date hereof) are with unrelated third parties that are not Related Persons and are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and to general equity principles) without default thereunder by the lessee or, to Falls’ knowledge, the lessor. Falls has Previously Disclosed a complete and accurate listing and copies of each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year).

(aa) Loans. Except as Previously Disclosed, each Loan reflected as an asset in the Falls Financial Statements and each balance sheet date subsequent thereto, other than any Loan the unpaid balance of which does not exceed $200,000, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as Previously Disclosed, as of the date of this Agreement, Falls is not a party to a Loan with any director, executive officer or 5% shareholder of Falls or any Person controlling, controlled by or under common control with Falls. All Loans that have been made by Falls and that are subject either to Section 22(g) or (h) of the Federal Reserve Act, as amended, comply therewith.

(bb) Allowance for Loan Losses. The allowance for loan losses reflected on the Falls Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of GAAP and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding Loans, net of recoveries.

(cc) Repurchase Agreements. With respect to all agreements pursuant to which Falls has purchased securities subject to an agreement to resell, if any, Falls has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(dd) Deposit Insurance. The deposits of Falls are insured by the FDIC in accordance with The Federal Deposit Insurance Act (“FDIA”), and Falls has paid all assessments and filed all reports required by the FDIA.

(ee) Related Party Transactions. Except as Previously Disclosed, Falls has not entered into any transactions with a Related Person.

(ff) Intellectual Property. Falls owns or has a valid right to use all material patents, trademarks, trade names, service marks, domain names, copyrights, and any applications and registrations therefor, technology, trade secrets, know-how, computer software and tangible and intangible proprietary information and materials (collectively, the “Intellectual Property Rights”) as are necessary in connection with the business of Falls. Falls has Previously Disclosed a complete and accurate listing of each material registration, licensing agreement or other Contract with respect to Intellectual Property Rights, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the intellectual property of Falls. To the knowledge of Falls, Falls has not infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, and no third party has infringed, misappropriated or violated any Intellectual Property Rights owned or exclusively licensed by or to Falls.

5.04 Representations and Warranties of Sky. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Sky hereby represents and warrants to Falls as follows:

(a) Organization, Standing and Authority.

(i) Sky is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. Sky is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sky is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(ii) Sky Bank is a state banking association duly organized, validly existing and in good standing under the Laws of the State of Ohio. Sky Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(iii) Upon formation, Interim Bank will be an interim savings bank duly organized, validly existing and in good standing under the Laws of the State of Ohio. The activities of Interim Bank prior to the Effective Time will be limited to accepting initial subscriptions to Interim Bank Shares and participating in the Merger contemplated by this Agreement.

(b) Sky Shares.

(i) The authorized capital stock of Sky consists of 360,000,000 shares, of which (A) 350,000,000 shares are Sky Common Shares, without par value, of which 109,059,687 shares were outstanding as of the close of business on the trading day immediately preceding the date hereof, and (B) 10,000,000 shares are Sky Preferred Shares, par value $10.00 per share, of which no shares are outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, Sky does not have any Rights issued or outstanding with respect to Sky Common Shares and Sky does not have any commitment to authorize, issue or sell any Sky Common Shares or Rights, except pursuant to this Agreement. The outstanding Sky Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

(ii) The Sky Common Shares to be issued in exchange for Falls Common Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. As of the date hereof there are, and as of the Effective Time there will be, sufficient authorized and unissued Sky Common Shares to enable Sky to issue in the Merger the portion of the Merger Consideration consisting of Sky Common Shares.

(c) Subsidiaries. Sky has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of Sky’s Subsidiaries has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

(d) Corporate Power. Each of Sky and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Sky has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(e) Corporate Authority; Authorized and Effective Agreement. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Sky and the Sky Board prior to the date hereof and no shareholder approval is required on the part of Sky. This Agreement is a valid and legally binding agreement of Sky, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors rights or by general equity principles and except to the extent such enforceability may be limited by laws relating to the safety and soundness of insured depository institutions as set forth in 12U.S.C. Section 1818(b) or the appointment of a conservator by the FDIC).

(f) Regulatory Approvals; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Sky or any of its Subsidiaries in connection with the execution, delivery or performance by Sky of this Agreement or to consummate the Merger or the other transactions contemplated hereby except for (A) the filing of applications and notices, as applicable, with the Regulatory Authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the Certificates of Merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” Laws of various states in connection with the issuance of Sky Common Shares in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Sky is not aware of any reason why the Requisite Regulatory Approvals (as defined in Section 7.01(b)) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities Laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any Law, governmental permit or license, or Contract of Sky or of any of its Subsidiaries or to which Sky or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Governing Documents of Sky or any of its Subsidiaries, or (C) require any consent or approval under any such Law, governmental permit or license, or governmental Contract.

(g) Financial Reports and SEC Documents; Material Adverse Effect. Sky’s Annual Report on Form 10-K for the fiscal years ended December 31, 2003 and 2004, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 2004 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed, together with any amendments required to be made with respect thereto, that were required to be filed with any applicable Governmental Authority under any applicable Law (collectively, “Sky SEC Documents”) as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Sky SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Sky and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders’ equity and cash flows or equivalent statements in such Sky SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of Sky and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

(h) Litigation; Regulatory Action.

(i) No material litigation, claim or other proceeding before any court or governmental agency is pending against Sky or any of its Subsidiaries and, to Sky’s knowledge, no such litigation, claim or other proceeding has been threatened.

(ii) Neither Sky nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Sky or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(i) Compliance with Laws.

(i) Each of Sky and its Subsidiaries:

(A) is in material compliance with all Laws applicable thereto or to the employees conducting such businesses, including, without limitation, the USA Patriot Act of 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the Exchange Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending Laws and other Laws relating to discriminatory business practices;

(B) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all

Regulatory Authorities and Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Sky’s knowledge, no suspension or cancellation of any of them is threatened or would reasonably be expected to occur, and all such filings, applications and registrations are current;

(C) has received, since December 31, 2004, no notification or communication from any Regulatory Authority or Governmental Authority (1) asserting that Sky or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces, (2) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Sky’s knowledge, do any grounds for any of the foregoing exist) or (3) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally);

(D) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against Sky, any of its Subsidiaries or any officer, director or employee thereof; and

(E) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, and has not adopted any board resolutions at the request of, any Governmental Authority and has not been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action.

(ii) None of Sky or its Subsidiaries has engaged in any of the practices listed in Office of the Comptroller of the Currency Advisory Letter AL 2000-7 as “indications that an institution may be engaging in abusive lending violations” or as practices that “may suggest the potential for fair lending violations” or has originated, owned or serviced or currently owns or services any Loan subject to the requirements of Section 226.32 of title 12 of the Code of Federal Regulations.

(j) Brokerage and Finder’s Fees. Sky has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

(k) Takeover Laws. Sky has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Sky.

(l) Tax Matters. (i) Except as Previously Disclosed, all material Tax Returns that are required to be filed by or with respect to Sky and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full as required, (iii) except as Previously Disclosed, none of the Tax Returns referred to in clause (i) the statute of limitations of which is still open has been examined by the IRS or the appropriate state, local or foreign taxing authority, (iv) all deficiencies asserted or assessments made as a result of any examination of a taxing authority have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) except as Previously Disclosed, no waivers of statutes of limitations have been given by or requested with respect to any Taxes of Sky or its Subsidiaries. Neither Sky nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Sky SEC Documents filed on or prior to the date hereof (“Sky’s Financial Statements”), as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of Sky and its Subsidiaries. As of the date hereof, neither Sky nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the IRC.

(m) Books and Records. Except for the minutes relating to the process leading to this Agreement and the transactions contemplated hereunder, the books and records of Sky and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

(n) Disclosure. The information Previously Disclosed by Sky, when taken together with the representations and warranties contained in this Section 5.04, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein, in light of the circumstances in which they are being made, not misleading.

(o) Material Adverse Change. Since December 31, 2004, Sky has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations, except as disclosed in the Sky SEC Documents filed prior to the date of this Agreement, that has had or could reasonably be expected to have a Material Adverse Effect on Sky and its Subsidiaries taken as a whole.

(p) Allowance for Loan Losses. The allowance for loan losses reflected on the Sky Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of GAAP and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding Loans, net of recoveries.

ARTICLE VI

COVENANTS

6.01 Reasonable Best Efforts.

(a) Undertakings. Subject to the terms and conditions of this Agreement, each of Falls and Sky agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

(b) Consents under Falls Contracts. Without limiting the generality of Section 6.01(a), Falls shall use its reasonable best efforts to obtain the consent or approval of all Persons party to a Contract with Falls, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits of such Contract.

6.02 Shareholder Approval. Falls agrees to take, in accordance with applicable Law and the Falls Articles and Falls Constitution, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by Falls’ shareholders for consummation of the Merger and the transactions contemplated hereby

(including any adjournment or postponement, the “Falls Meeting”), and to solicit shareholder approval, as promptly as practicable after the Registration Statement is declared effective. The Falls Board shall recommend that Falls’ shareholders adopt this Agreement at the Falls Meeting (the “Falls Recommendation”), unless with respect to such recommendation, the Falls Board, after consultation with independent legal counsel, determines in good faith that it would constitute, or could reasonably be expected to constitute, a breach of its applicable fiduciary duties. The obligation of Falls to hold the Falls Meeting shall not be affected by any Acquisition Proposal or any other event or circumstance.

6.03 Registration Statement.

(a) Preparation and Filing. Sky agrees to prepare pursuant to all applicable Laws a registration statement on Form S-4 (the “Registration Statement”) to be filed by Sky with the SEC in connection with the issuance of Sky Common Shares in the Merger (including the proxy statement and Prospectus and other proxy solicitation materials of Falls constituting a part thereof (the “Proxy Statement”) and all related documents). Falls agrees to cooperate with Sky, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Falls has cooperated as required above, Sky agrees to file the Proxy Statement and the Registration Statement (together, the “Proxy/Prospectus”) with the SEC as promptly as reasonably practicable. Sky and Falls shall cause the Proxy/Prospectus to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules of the NASDAQ. Each of Falls and Sky agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Sky also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Falls agrees to furnish to Sky all information concerning Falls, its officers, directors and shareholders as may be reasonably requested in connection with the foregoing. Falls shall use all reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date after the Proxy/Prospectus is declared effective.

(b) Information Supplied. Each of Falls and Sky agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Falls shareholders and at the time of the Falls Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement that, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or that will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Falls and Sky further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

(c) Notice of Effectiveness and Changes. Sky agrees to advise Falls, promptly after Sky receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Sky Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of Falls and Sky agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or NASDAQ rules.

6.05 Access; Confidentiality.

(a) Access to Falls Information. Falls shall, upon reasonable notice and subject to applicable Laws relating to the exchange of information, afford Sky and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as Sky may reasonably request and, during such period, it shall furnish promptly to Sky (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking Laws, and (ii) all other information concerning the business, properties and personnel of Falls as Sky may reasonably request.

(b) Access to Sky Information. Sky shall, upon reasonable notice and subject to applicable Laws relating to the exchange of information, afford Falls and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), and to such other information as Falls may reasonably request and, during such period, it shall furnish promptly to Falls (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking Laws, and (ii) all other information concerning the business or properties of Sky as Falls may reasonably request.

(c) Use of Information; Confidentiality. Each of Falls and Sky agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Falls and Sky, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided, however, that, subsequent to the filing of the Registration Statement with the SEC, this Section 6.05 shall not apply to information included in the Registration Statement or to be included in the Proxy/Prospectus to be sent to the shareholders of Falls and Sky under Section 6.03. Falls and Sky agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Subject to the requirements of Law, each party shall keep confidential, and shall cause its representatives to keep confidential, all Information and documents obtained (as well as any other Information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such Information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, (iv) is or becomes readily ascertainable from published information or trade sources or (v) is such that such party is required by Law or court order to disclose. If either party is required or reasonably believes that it is required to disclose any information described in this Section 6.05(c) by (A) Law, (B) any court of competent jurisdiction or (C) any inquiry or investigation by any Governmental Authority that is lawfully entitled to require any such disclosure, such party (the “Required Party”) shall, so far as it is lawful, notify the other party of such required disclosure on the same day that the Required Party (1) is notified of a request for such disclosure from the relevant

Governmental Authority or (2) determines that such disclosure is required, whichever is earlier. Immediately thereafter, and to the extent practical on the same day, and subject to applicable Laws, the parties shall discuss and use their reasonable best efforts to agree as to the mandatory nature, the required timing and the required content of such disclosure. The Required Party shall furnish only that portion of the information described in this Section 6.05 that is legally required to be disclosed and shall exercise its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the information described in this Section 6.05 so furnished. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing Information and data as to another party hereto to be returned to the party that furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(d) Subsequent Financial Statements. During the period from the date of this Agreement to the Effective Time, Falls shall promptly furnish Sky with copies of all monthly and other interim financial statements produced in the ordinary and usual course of business as the same shall become available.

6.06 Acquisition Proposals. Falls agrees that it shall not, and shall cause its officers, directors, agents, advisors and Affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any Person relating to, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Falls Board from (a) making any disclosure to its shareholders if, in the good faith judgment of the Falls Board, after having consulted with and considered the advice of outside counsel to the Falls Board, failure so to disclose would be a breach of its fiduciary duties under applicable Law; provided further, however, that any such disclosure regarding an Acquisition Proposal shall be deemed to be a Change in Recommendation unless the Falls Board reaffirms the Falls Recommendation; (b) before the date of the Falls Meeting, providing (or authorizing the provision of) information to, or engaging in (or authorizing) such discussions or negotiations with, any Person who has made an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.06; or (c) recommending such an Acquisition Proposal to its shareholders if and only to the extent that, in the case of actions referred to in clause (b) and/or (c), (i) such Acquisition Proposal is, or is reasonably expected to lead to, a Superior Proposal, (ii) the Falls Board, after having consulted with and considered the advice of outside counsel to the Falls Board, determines in good faith that providing such information or engaging in such negotiations or discussions, or making such recommendation is required in order to discharge the directors’ fiduciary duties to Falls and its shareholders in accordance with applicable Law, and (iii) Falls receives from such Person a confidentiality agreement substantially in the form of the Confidentiality Agreement. For purposes of this Agreement, a “Superior Proposal” means any Acquisition Proposal by a third party on terms that the Falls Board determines in its good faith judgment, after receiving the advice of its financial advisors, to be materially more favorable from a financial point of view to Falls and its shareholders than the Merger and the other transactions contemplated hereby, after taking into account the likelihood of consummation of such transaction on the terms set forth therein, taking into account all legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Law. Falls also shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Sky, with respect to any of the foregoing. Falls shall promptly (within one business day) advise Sky following the receipt by Falls of any Acquisition Proposal and the material terms thereof (including the identity of the Person making such Acquisition Proposal), and advise Sky of any developments (including any change in such terms) with respect to such Acquisition Proposal promptly upon the occurrence thereof. Falls shall not terminate, amend, modify or waive any provision of or release any of its rights under any confidentiality or standstill agreement to which it is a party. Falls shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction. Nothing contained in this Section 6.06 or any other provision of this Agreement will prohibit Falls or the Falls Board from notifying any third party that contacts Falls on an unsolicited basis after the date of this Agreement concerning an Acquisition Proposal of Falls’ obligations under this Section 6.06.

6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, Falls shall deliver to Sky a schedule of each Person that, to its knowledge, is or is reasonably likely to be, as of the date of the Falls Meeting, deemed to be an “affiliate” of Falls (each, a “Falls Affiliate”) as that term is used in Rule 145 under the Securities Act. Falls shall cause each Person who may be deemed to be a Falls Affiliate to execute and deliver to Falls on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D.

6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.09 No Rights Triggered. Falls shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any Person (a) under the Governing Documents of Falls or (b) under any material Contract to which it is a party except, in each case, as Previously Disclosed or contemplated by this Agreement.

6.10 Conformance of Policies and Practices. Prior to the Effective Date, Falls shall, consistent with GAAP and on a basis mutually satisfactory to it and Sky, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) as well as other management and operating policies and practices so as to be applied on a basis that is consistent with that of Sky; provided, however, that Falls shall not be obligated to take any such action pursuant to this Section 6.10 involving a valuation adjustment or earnings charge earlier than 30 days prior to the Effective Date, and unless and until Sky acknowledges that all conditions to the obligations of Sky to consummate the Merger have been satisfied and certifies to Falls that Sky’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that Sky is otherwise materially in compliance with this Agreement. Falls’ representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.10.

6.11 Transition. Falls shall reasonably cooperate with Sky and its Subsidiaries in order to facilitate an orderly transition of the management of the business of Falls to Sky and in order to facilitate the integration of the operations of Falls and Sky and their Subsidiaries and to permit the coordination of their related operations on a timely basis. To accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by Falls and Sky as a result of the Merger, Falls shall consult with Sky on all strategic and operational matters to the extent such consultation is not in violation of applicable Laws, including Laws regarding the exchange of information and other Laws regarding competition. Falls shall make available to Sky at the facilities of Falls, where determined by Sky to be appropriate and necessary, office space in order to assist Sky in observing all operations and reviewing all matters concerning Falls’ affairs. Without in any way limiting the provisions of Section 6.05(b), Sky, its Subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to Falls, be entitled to review the operations and visit the facilities of Falls at all times as may be deemed reasonably necessary by Sky in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement gives Sky, directly or indirectly, the right to control or direct or to unreasonably interfere with Falls’ operations prior to the Effective Time. Prior to the Effective Time, Falls shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

6.12 Facilities Optimization. Prior to the Effective Time, Falls shall cooperate with Sky and use its reasonable best efforts in the filing of regulatory applications and/or the provision of such notices as may be required in order to permit the optimization of the combined organization’s branch network at the time the Merger occurs.

6.13 Investments. Following the receipt of all required regulatory and shareholder approvals necessary to consummate the Merger, Falls shall sell, prior to the Effective Time and using a broker mutually acceptable to Falls and Sky, the number and type of securities held in Falls’ portfolio as may be requested by Sky. Falls shall not be obligated to take any such action pursuant to this Section 6.13 earlier than 30 days prior to the Effective Date, and unless and until Sky acknowledges that all conditions to the obligations of Sky to consummate the Merger have been satisfied and certifies to Falls that Sky’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that Sky is otherwise materially in compliance with this Agreement.

6.14 NASDAQ Listing or Notification. As required by NASDAQ, Sky shall file a NASDAQ Notification Form for Listing of Additional Shares and/or Change in the Number of Shares Outstanding, with respect to Sky Common Shares to be issued to the holders of Falls Common Shares in the Merger.

6.15 Regulatory Applications.

(a) Preparation and Filing. Sky and Falls and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare, within 45 days of the execution of this Agreement, all documentation and requests for regulatory approval, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Sky and Falls shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Information to be Furnished. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party, Governmental Authority or Regulatory Authority.

6.16 Indemnification.

(a) Indemnity by Sky. Following the Effective Date, Sky shall indemnify, defend and hold harmless the present and former directors, officers and employees of Falls (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) (each, a “Claim”) to the fullest extent that Falls is permitted to indemnify (and advance expenses to) its directors, officers and employees under the Laws of the federal government, the State of Ohio, the Falls Articles and the Falls Constitution as in effect on the date hereof.

(b) D&O Insurance. For a period of three (3) years from the Effective Time, Sky shall procure directors’ and officers’ liability (“D&O”) insurance that serves to reimburse personally the present and former officers and directors of Falls (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events that occurred before the Effective Time and such insurance will have substantially the same terms as Falls’ current D&O insurance; provided, however, that in no event will Sky be required to expend on an annual basis, as the cost of maintaining such coverage, more than 125% of the current annual amount for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, then Sky will be obligated to obtain a policy with the best coverage available for a cost up to but not exceeding such amount. The annual amount currently expended by Falls for such insurance coverage is $9,260.

(c) Procedures; Limitations. Any Indemnified Party wishing to claim indemnification under Section 6.16(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Sky thereof; provided that the failure so to notify shall not affect the obligations of Sky under Section 6.16(a) unless and to the extent that Sky is actually prejudiced as a result of such failure. In the event of a Claim (whether arising before or after the Effective Time), (i) Sky shall have the right to assume the defense thereof and Sky shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Sky elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Sky and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Sky shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; provided, however, that Sky shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Sky shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Sky shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) Legal Successors. If Sky or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Sky shall assume the obligations set forth in this Section 6.16.

6.17 Opportunity of Employment; Employee Benefits.

(a) Retention by Sky. Sky will endeavor to retain as many current officers and employees as is commercially reasonable and possible, consistent with the Sky Workforce Redesign Process and Sky’s regional banking template. It is understood and agreed that nothing in this Section 6.17 or elsewhere in this Agreement shall be deemed to be a Contract of employment or be construed to give said employees any rights other than as employees at will under applicable Law and said employees shall not be deemed to be third-party beneficiaries of this provision.

(b) Participation in Benefit Plans; Credit. From and after the Effective Time, Falls employees shall continue to participate in the Falls employee benefit plans in effect at the Effective Time unless and until Sky, in its sole discretion, shall determine that Falls employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Sky and that all or some of the Falls plans shall be terminated or merged into certain employee benefit plans of Sky. Falls employees continuing to be employed by Sky shall receive credit for service at Falls for eligibility and vesting purposes (but not for benefit calculation purposes) under Sky’s employee benefit plans and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under Falls’ welfare plans immediately prior to the Effective Date, or to any waiting period relating to such coverage, except in each case as otherwise required by applicable Law. Falls employees continuing to be employed by Sky shall transition to Sky’s sick time and vacation policies effective January 1, 2006. Between the Effective Date and January 1, 2006, such employees shall receive credit for earned and unused sick time and earned and unused vacation, with such sick time and vacation deemed to be earned on a pro rated basis (more specifically, applying the percentage of the year worked following the employee’s anniversary date in calendar year 2005 to the total annual sick time or vacation to which the employee would otherwise be entitled for the year following such anniversary date under the applicable policies at Falls). Any employees terminated by Sky shall be paid for all of their unused vacation and sick time and shall be entitled to elect so-called “COBRA” in accordance with, and subject to, the provisions of IRC Section 4980B(f).

(c) Employees Covered by Certain Agreements. Sky agrees to make all severance, change of control or similar payments to any Falls employees in accordance with the employment and retention Contracts set forth in Section 6.17(c) of Falls’ Disclosure Schedule. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, such employee(s) shall receive, at or within a reasonable period (in no event longer than one month) following the Effective Time or other triggering event, the severance payment to which they are entitled in accordance with the terms of their respective agreements.

(d) Severance. Excepting the individuals covered by employment, severance and retention Contracts set forth in Section 6.17(c) of Falls’ Disclosure Schedule, Sky agrees (i) that any officer or employee of Falls (other than any officer or employee of Falls who has a severance agreement with Falls) who is terminated after the Effective Date shall be entitled to receive such severance compensation as is payable pursuant to the Sky Financial Group, Inc. Severance Pay Plan, calculated by aggregating periods of service with Falls and Sky and (ii) that any officer or employee of Falls who is terminated at the Effective Date shall be entitled to receive such severance compensation as is payable pursuant to the Sky Financial Group, Inc. Severance Pay Plan, calculated as if the terminated employee had become an employee of Sky, by aggregating periods of service with Falls and Sky and based on the employee’s position within the company.

6.18 Notification of Certain Matters.

(a) Material Adverse Effect; Material Breach. Each of Falls and Sky shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach (without regard to any materiality, Material Adverse Effect or similar qualifier included in any representation, warranty, covenant or agreement) of any of its representations, warranties, covenants or agreements contained herein.

(b) Persons Required to Consent to Merger. Falls shall promptly notify Sky of any written notice or other bona fide communication from any Person alleging that the consent of such Person is or may be required as a condition to the Merger.

(c) Notice to Insurers. Falls shall, prior to the Effective Date, notify its insurers in writing of all known incidents, events and circumstance that would reasonably be expected to give rise to a claim against Falls.

(d) Legal and Regulatory Matters. Falls shall notify Sky within two business days of the receipt of any summons, subpoena, complaint, regulatory inquiry or whistleblower notice involving Falls.

(e) SARs. Falls shall promptly provide Sky with a copy of any Suspicious Activity Report filed with any regulatory agency.

(f) Collections. Falls shall promptly notify Sky of the intended filing of collections litigation against any customer of Falls if the principal balance is in excess of $250,000.

6.19 [Reserved.]

6.20 Tax Treatment. Between the date of this Agreement and the Effective Time, each of Sky and Falls agrees (a) not to take any actions that would adversely affect the ability of Falls and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the IRC, and (b) to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions that would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC. Sky and Falls shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the IRC and to obtain the Tax opinion set forth in Section 7.02(c) hereof. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treas. Reg. Sec. 1.368-2(g). Officers of Sky and Falls shall execute and deliver to Vorys, Sater, Seymour and Pease LLP, counsel to Falls, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firm, including the effective date of the Registration Statement and the Effective Date, in connection with their delivery of the opinion, pursuant to Section 7.02(c) hereof, with respect to the Tax treatment of the Merger. Neither Sky nor Falls shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of such certificates and representations.

6.21 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Sky and Falls shall not do any act or suffer any omission of any nature whatsoever that would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect, subject to Section 5.02.

6.22 Consents. Each of Sky and Falls shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

6.23 Insurance Coverage. Falls shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

6.24 Correction of Information. Each of Sky and Falls shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

6.25 Supplemental Assurances.

(a) Certificate of Falls. On the date the Registration Statement becomes effective and on the Effective Date, Falls shall deliver to Sky a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers’ knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Falls, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Certificate of Sky. On the date the Registration Statement becomes effective and on the Effective Date, Sky shall deliver to Falls a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers’ knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Falls) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

6.26 Regulatory Matters. Sky, Falls and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by Falls with, or a commitment letter, board resolution or similar submission by Falls to, or supervisory letter from any Regulatory Authority to Falls, to the satisfaction of such Regulatory Authority.

6.27 Section 16(b).

(a) Approval of Acquisitions by Sky Board. Prior to the Effective Time, Sky shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other acquisitions of Sky equity securities (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be approved by the Sky Board or a committee of two or more Non-Employee Directors of Sky (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

(b) Approval of Dispositions by Falls Board. Prior to the Effective Time, Falls shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of Falls (including derivative securities), in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by the Falls Board or a committee of two or more Non-Employee Directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

(c) Content of Approval. Such approval shall specify: (i) the name of each officer or director, (ii) the number of securities to be acquired or disposed of for each named Person, (iii) in the case of the derivative securities acquired, the material terms of the derivative securities, and (iv) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 of the Exchange Act.

6.28 Formation of Interim Bank. Prior to the Effective Time, Sky shall take all steps necessary to complete the formation of Interim Bank, to cause this Agreement to be approved by the directors and sole shareholder of Interim Bank and to cause Interim Bank to join in this Agreement by means of executing and delivering it to Falls.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of Sky and Falls to consummate the Merger is subject to the fulfillment prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement shall have been duly adopted by the Required Falls Vote.

(b) Regulatory Approvals. All regulatory approvals set forth in Section 7.01(b) of the Falls Disclosure Schedule required to consummate the transactions contemplated hereby, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods, the “Requisite Regulatory Approvals”) and no such approvals shall contain (i) any conditions, restrictions or requirements that the Sky Board reasonably determines would either before or after the Effective Time have or will have a Material Adverse Effect on Sky and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and that the Sky Board reasonably determines would either before or after the Effective Date be unduly burdensome.

(c) No Injunction. No Regulatory Authority or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits, prevents or makes illegal the consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

7.02 Conditions to Obligation of Falls. The obligation of Falls to consummate the Merger is also subject to the fulfillment or written waiver by Falls prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Sky set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Falls shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

(b) Performance of Obligations of Sky. Sky shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Falls shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

(c) Tax Opinion. Falls shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Falls, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a “reorganization” within the meaning of Section 368(a) of the IRC and (ii) no gain or loss will be recognized by shareholders of Falls who receive solely Sky Common Shares in exchange for Falls Common Shares, other than the gain or loss to be recognized as to cash received in lieu of fractional Sky Common Shares. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Falls and Sky.

(d) Fairness Opinion. Falls shall have received a fairness opinion from Keefe, Bruyette & Woods, Inc., financial advisor to Falls, dated as of a date reasonably proximate to the date of the Proxy/Prospectus, stating that the Merger Consideration is fair as of such date to the shareholders of Falls from a financial point of view.

(e) Directors’ and Officers’ Liability Insurance. Sky shall have bound coverage for the directors’ and officers’ liability insurance to the extent required by Section 6.16(b) of this Agreement.

(f) Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Sky and its Subsidiaries taken as a whole, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on Sky and its Subsidiaries taken as a whole.

7.03 Conditions to Obligation of Sky. The obligation of Sky to consummate the Merger is also subject to the fulfillment or written waiver by Sky prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Falls set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Falls by the Chief Executive Officer and the Chief Financial Officer of Falls to such effect.

(b) Performance of Obligations of Falls. Falls shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Falls by the Chief Executive Officer and the Chief Financial Officer of Falls to such effect.

(c) Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Falls, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on Falls.

(d) Affiliate Agreements. Sky shall have received the agreements referred to in Section 6.07 from each Falls Affiliate.

7.04 Frustration of Closing Conditions. Neither Sky nor Falls may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.01.

ARTICLE VIII

TERMINATION

8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Sky and Falls, if the Sky Board and Falls Board so determine by vote of a majority of the members of each of the Sky Board and the Falls Board.

(b) Breach. At any time prior to the Effective Time, by Sky or Falls, upon written notice to the other party, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

(ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

(c) Delay. At any time prior to the Effective Time, by Sky or Falls, upon written notice to the other party, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by November 30, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to any party whose failure to comply with any provision hereof has been the cause, or resulted in, the failure of the Effective Time to occur on or before such date.

(d) No Governmental Approval. By Falls or Sky, upon written notice to the other party, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event (i) any Governmental Authority of competent jurisdiction which must grant a Requisite Regulatory Approval has denied approval of the Merger and the other transactions contemplated by this Agreement and such denial has become final and non-appealable; or (ii) any Governmental Authority or Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and non-appealable.

(e) Superior Proposal. At any time prior to the adoption of this Agreement by Falls’ shareholders contemplated by Section 7.01(a), by Falls, if Falls’ Board so determines by vote of a majority of the members of the entire Falls Board if (i) Falls is not in breach of any material term of this Agreement including Section 6.06, (ii) the Falls Board authorized Falls, subject to complying with the terms of this Agreement, to enter into a definitive written agreement concerning a transaction that constitutes a Superior Proposal, (iii) Falls notifies Sky in writing that it intends to enter into such an agreement as soon as practicable upon termination of this Agreement, attaching the most current version of such agreement to such notice and (iv) at least five business days elapse after Sky receives the notice provided for in clause (iii) above and the Falls Board continues to consider the Acquisition Proposal to be a Superior Proposal after taking into account in good faith any amendment or modification to this Agreement proposed by Sky during such five business day period.

(f) Change in Recommendation. By Sky, upon written notice to Falls, if (i) in connection with the presentation of this Agreement to Falls’ shareholders as contemplated by Section 7.01(a), the Falls Board shall have failed to make the Falls Recommendation; or withdrawn, modified or qualified (or proposed to withdraw, modify or qualify) in any manner adverse to Sky, the Falls Recommendation; or taken any other action or made any other statement in connection with the Falls Meeting inconsistent with the Falls Recommendation (any such action in this clause (i), a “Change in Recommendation”), whether or not permitted by the terms of this Agreement, (ii) materially breached its obligations under this Agreement by reason of a failure to call the Falls Meeting in accordance with Section 6.02 or the failure to prepare and mail to its shareholders the Proxy/Prospectus in accordance with Section 6.02 or (iii) the Falls Board takes the actions described in Section 6.06(c).

(g) Shareholder Approval. By Falls or Sky, upon written notice to the other party, if the Required Falls Vote shall not have been obtained upon a vote for that purpose taken at a duly convened Falls Meeting.

8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01; and (b) that termination will not relieve a breaching party from liability for any material breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by Law or in equity.

8.03 Termination Fee; Expenses.

(a) Obligation to Pay Termination Fee. Falls shall pay to Sky, by wire transfer of immediately available funds, a termination fee in the amount of $400,000 (the “Termination Fee”) if:

(i) this Agreement is terminated by Falls pursuant to Section 8.01(e); or

(ii) (A) this Agreement is terminated by Sky pursuant to Section 8.01(b)(ii) or 8.01(f), or by Sky or Falls pursuant to Section 8.01(g); (B) at any time after the date of this Agreement and prior to any such termination, an Acquisition Proposal with respect to Falls shall have been publicly announced, publicly proposed or commenced; and (C) within 18 months after the date of such termination, Falls shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

(b) The Termination Fee shall be payable (i) on the date of termination of this Agreement in the case of clause (a)(i) above; and (ii) two business days after the first to occur of the execution of the agreement relating to an Acquisition Proposal or consummation of the Acquisition Proposal in the case of clause (a)(ii) above. Upon payment of the Termination Fee and Out of Pocket Expenses in accordance with this Section 8.03, Falls shall have no further liability to Sky at law or in equity with respect to such termination under Section 8.01(e), 8.01(b) or 8.01(f), or with respect to this Agreement.

(c) If an Acquisition Proposal has been made known to Falls and made known to Falls’ shareholders generally or has been made directly to its shareholders generally or any Person has publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal and such Acquisition Proposal or announced intention has not been withdrawn, and thereafter this Agreement is terminated pursuant to Section 8.01(c), then Falls shall promptly (but not later than two business days after receipt of notice of such termination from Sky) pay to Sky an amount equal to all documented out-of-pocket expenses and fees incurred by Sky (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the other transactions contemplated by this Agreement) (“Out-of-Pocket Expenses”), and Sky may pursue any remedies available to it at Law or in equity and will, in addition to its Out-of-Pocket Expenses (which are to be paid as specified above), be entitled to receive such additional amounts as such non-breaching party may be entitled to receive at Law or in equity.

(d) If Falls fails to pay all amounts due to Sky on the dates specified, then Falls shall pay all costs and expenses (including legal fees and expenses) incurred by Sky in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Sky.

ARTICLE IX

MISCELLANEOUS

9.01 Survival. None of the representations or warranties in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Effective Time. The covenants and agreements in this Agreement shall survive after the date of this Agreement in accordance with their terms.

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision, or (b) amended or modified at any time, in each case, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Falls Meeting, this Agreement may not be amended if it would violate Section 1701.78(G) of the OGCL or the federal securities Laws.

9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties, and delivered to the other party, it being understood that both parties need not sign the same counterparts.

9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal Law are applicable).

9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between Falls and Sky. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Sky.

9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery if personally delivered, or telecopied (with confirmation), (b) on the first business day following date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if mailed by registered or certified mail (return receipt requested), postage prepaid. All notices shall be delivered to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Falls, to:

Falls Bank

3087 Graham Road

Stow, OH 44224

Attn: Rodney W. Vargo

Facsimile: (330) 673-4306

With a copy to:

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, OH 43215

Attn: John C. Vorys, Esq.

Facsimile: (614) 719-5014

If to Sky, to:

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, OH 43402

Attn: W. Granger Souder, Esq.

Facsimile: (419) 254-6345

9.07 Entire Agreement; No Third Party Beneficiaries. This Agreement and all schedules and exhibits attached hereto represent the entire agreement of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements or understandings heretofore made. Except for Section 6.16 hereof, nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References herein to “transaction contemplated by this Agreement” include the Merger as well as the other transactions contemplated hereby. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to take, and to use its reasonable best efforts to cause its Affiliates to take, appropriate action in connection therewith. All references to “dollars” or “$” mean the lawful currency of the United States unless otherwise indicated. Any reference in this Agreement to any Law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such Law, rule or regulation.

9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by either of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9.12 Submission to Jurisdiction. Each party hereto irrevocably submits to the jurisdiction of (a) the Court of Common Pleas of Wood County, Ohio and (b) the United States District Court for the Northern District of Ohio, Western Division, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Northern District of Ohio, Western Division or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Court of Common Pleas of Wood County, Ohio. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Court of Common Pleas of Wood County, Ohio or (ii) the United States District Court for the Northern District of Ohio, Western Division and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 9.12 shall affect the right of any party to serve legal process in any other manner permitted by Law. The consent to jurisdiction set forth in this Section 9.12 shall not constitute a general consent to service of process in the State of Ohio and shall have no effect for any purpose except as provided in this Section 9.12. The parties hereto agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

[remainder intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FALLS BANK

By:	/s/ Rodney W. Vargo
Name:	Rodney W. Vargo
Title:	President and CEO

SKY FINANCIAL GROUP, INC.

By:	/s/ Marty E. Adams
Name:	Marty E. Adams
Title:	Chairman, President and CEO

The Board of Directors and sole shareholder of the undersigned interim bank have ratified, confirmed, adopted and approved the foregoing Agreement and Plan of Merger dated June 21, 2005, by and between Falls Bank and Sky Financial Group, Inc. (the “Agreement”), and have authorized the undersigned institution to join said agreement as Interim Bank (as defined therein). Interim Bank hereby joins the Agreement as of this      day of                     , 2005.

[LEGAL NAME OF INSTITUTION]

By:
Name:
Title:

Exhibit A

Form of Amended and Restated Articles of Incorporation of the Surviving Corporation

Articles of Incorporation

The shareholders of Falls Bank, a savings bank organized and existing under the laws of the State of Ohio, in order to effect the conversion of the Corporation to a state bank under the laws of the State of Ohio in connection with the Corporation’s acquisition by Sky Financial Group, Inc., have adopted these Amended and Restated Articles of Incorporation by the affirmative vote or approval of          percent of the outstanding shares of the Corporation at a meeting of the shareholders duly called and held on the      day of                     , 2005, at which meeting a quorum of such shareholders was present in person or by proxy.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

FALLS BANK

FIRST:	The name of the Corporation shall be Falls Bank.

SECOND:	The place in the State of Ohio where the principal place of business of the Corporation is to be located is the City of Stow, County of Summit, State of Ohio.

THIRD:	The Corporation is formed for the purpose of conducting the business of a commercial bank and trust company, of receiving money for deposit on such terms as may be agreed to, and of investing and loaning the funds of the Corporation and those received by it on deposit, and in furtherance of said purposes, to exercise all of the powers which may lawfully be exercised by a corporation formed therefor and to do any and all things necessary or incidental thereto pursuant to the provisions of the Ohio Revised Code, as now in force or hereafter amended.

FOURTH:	The maximum number of shares which the Corporation is authorized to have outstanding is 11,000,000 shares of stock, of which 10,000,000 shall be common shares with a par value of Fifty Cents ($0.50) per share, and 1,000,000 shall be preferred shares with a par value of Fifty Cents ($0.50) per share.

FIFTH:	Notwithstanding any provision of the Ohio Revised Code, now or hereafter in force, requiring for any purpose the vote, consent waiver or release of the holders of shares of the Corporation entitling them to exercise two-thirds or any proportion of the voting power of the Corporation, such action, unless otherwise expressly required by statute, may be taken by the vote of vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

IN WITNESS WHEREOF, Rodney W. Vargo, President and CEO, and Wayne M. Rice, Secretary of said Corporation, acting for and on behalf of same, have hereunto affixed their signatures this      day of                     , 2005.

Rodney W. Vargo, President and CEO

Wayne M. Rice, Secretary

A-1

Exhibit B

Form of Amended and Restated Code of Regulations of the Surviving Corporation

CODE OF REGULATIONS

OF

FALLS BANK

Effective                     , 2005

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.

The annual meeting of shareholders of the Bank shall be held at such time and on such day as the directors may determine each year. The annual meeting shall be held at the principal office of the Bank or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected and such other business shall be transacted as is specified in the notice of the meeting.

Section 2. Special Meetings.

Special meetings of the shareholders may be called at any time by the President or by a majority of the directors acting with or without a meeting, or by shareholders holding 25% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

Section 3. Notice of Meetings.

Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Bank at least seven days before the meeting. Any shareholder may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

Section 4. Persons Becoming Entitled By Operation of Law or Transfer.

Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Bank shall have been duly given to the person from whom he derives his title to such shares.

Section 5. Quorum and Adjournments.

Except as may be otherwise required by law or by the Bank’s Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Bank shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise, by vote of the holders of a majority of the voting shares represented thereat, may adjourn from time to time, in which case no further notice of the adjourned meeting need be given.

DIRECTORS

Section 6. Number.

The number of directors shall not be less than five. The number of directors may be determined by the vote of the holders of a majority of the shares entitled to vote thereon at any annual meeting or special meeting of the shareholders called for the purpose of electing directors, and when so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid.

Section 7. Election of Directors.

At each meeting of the shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors. Such elections shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

Section 8. Director Eligibility.

No member of the Board of Directors shall serve as a member beyond his seventieth birthday.

Section 9. Term of Office.

Directors shall hold office until the annual meeting of the shareholders next following their election and until their respective successors are elected and qualified, or until their earlier resignation, death or removal from office.

Section 10. Vacancies.

Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Bank until such vacancy is filled or until the number of directors is changed as in Section 6 hereof. Except in cases where a director is removed as provided by law and his successor is elected by the shareholders, the remaining directors, by a vote of a majority of their number, may fill any vacancy for the unexpired term.

Section 11. Quorum and Adjournments.

A majority of the directors in office at the time shall constitute a quorum, provided that at any meeting duly called, whether a quorum is present or otherwise, by vote of a majority of the directors present, may adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise authorized by Section 1701.60(A) of the Ohio Revised Code.

Section 12. Organization Meeting.

Promptly after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 13. Regular Meetings.

Regular meetings of the directors shall be held not less than quarterly, and may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so required.

Section 14. Special Meetings.

Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President or by any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight (48) hours prior to such meeting. Any director may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

Section 15. Compensation.

Directors shall receive such compensation for their services as the shareholders shall fix from time to time.

Section 16. Committees.

The board of directors is authorized to create any committee of the board of directors, to consist of at least three directors, and to delegate to such a committee of the board of directors any authority of the board of directors, other than the authority to fill vacancies on the board of directors or on a committee of the board of directors. Any act or authorization of an act by a committee of the board of directors that is within the authority delegated to the committee shall be as effective for all purposes as an act by the board of directors.

OFFICERS

Section 17. Officers Designated.

The directors, at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer or Controller and, in their discretion, a Chairman of the Board, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Controller, and such other officers as the directors may see fit. The Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary or Treasurer or Controller and Assistant Treasurer or Controller, may be held by the same persons, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 18. Tenure of Office.

The officers of the Bank shall hold office until the next organization meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

Section 19. Chairman of the Board.

The Chairman of the Board, if any, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

Section 20. President.

The President shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board shall also preside at meetings of the directors. The President shall be the Chief Executive Officer of the Bank unless otherwise determined by the directors, and shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the direction of the Board of Directors. Unless otherwise determined by the Board of Directors, he shall have authority to represent the Bank at meetings of the shareholders of other corporations in which the corporation holds shares, and to execute on behalf of the Bank discretionary or restricted proxies. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Bank, and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 21. Vice President.

The Vice Presidents shall have such powers and duties as may be prescribed by the Board of Directors or as may be delegated by the President or the Chief Executive Officer. In case of the absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the Board of Directors, shall perform the duties of the President, and in such case, the power of the Vice President to execute all authorized deeds, mortgages, bonds, contracts and other obligations, the name of the Bank, shall be coordinate with like powers of the President.

Section 22. Secretary.

The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall have charge of the seal of the Bank and shall give all notices of meetings of shareholders and directors, provided however, that any persons calling such meetings may, at their options, themselves give such notice. He shall have such other powers and duties as may be prescribed by the Board of Directors or may be delegated by the President.

Section 23. Treasurer or Controller.

The Treasurer or Controller shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Bank and shall do with the same as shall be ordered by the Board of Directors. He shall keep accurate financial accounts, and hold the same open for inspection and examination by the Board of Directors. On the expiration of his term of office, he shall turn over to his successor, or the Board of Directors, all property, books, papers and money of the Bank in his hands. He shall have such other powers and duties as may be prescribed by the Board of Directors or may be delegated by the President.

Section 24. Other Officers.

The Assistant Secretaries, Assistant Treasurers or Assistant Controllers, if any, and the other officers, in any, shall have such powers and duties as the Board of Directors may prescribe or the President may delegate.

Section 25. Delegation of Duties.

The Board of Directors is authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

Section 26. Compensation.

The directors are authorized to determine or to provide the method of determining the compensation of all officers.

MISCELLANEOUS

Section 27. Bond.

Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

Section 28. Signing Checks and Other Instruments.

The directors are authorized to determine or provide the method of determining how checks, notes, bills or exchange and similar instruments shall be signed, countersigned or endorsed.

Section 29. Provisions in Articles of Incorporation.

These Regulations are to all times subject to the provisions of the Articles of Incorporation of the Bank (including in such term whenever used in these Regulations, amendments thereto).

Section 30. Amendments.

These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Bank at an annual or special meeting called for such purpose or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power with respect thereto. In case of adoption of any Regulation or amendment by such written consent, the Secretary shall enter the same in the corporate records and mail a copy thereof to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

Section 31. Indemnification of Directors and Officers.

The Bank shall indemnify any director or officer or any former director or officer of the Bank or any person who is or has served at the request of the Bank as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by because he is or was such director, officer or trustee, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law, as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Bank to indemnify employees, agents and others as permitted by the Ohio General Corporation Law.

The Bank shall not indemnify any of its officers, employees or directors for any of the following: personal liability for damages to the Bank, its shareholders or other persons pursuant to Section 1107.11 of the Ohio Revised Code for knowingly violating or knowingly permitting any of the Bank’s officers, agents or employees to violate any provision of Chapters 1101 to 1127 of the Ohio Revised Code or damages pursuant to any successor law or other similar law of this state, any other state or the United States; civil penalties assessed against the officer, employee or director personally by the Superintendent of Financial Institutions or other regulatory authority of this state, any other state or the United States having jurisdiction over the Bank or any of its business; restitution pursuant to a cease and desist or similar order or supervisory action that is issued by the Superintendent of Financial Institutions or other regulatory authority of this state, any other state or the United States having jurisdiction over the Bank or any of its business; or the cost of defense against any action resulting in damages, civil penalties or restitution for which there can be no indemnification under this provision or resulting in any formal or informal supervisory action against the officer, employee or director personally that is issued by the Superintendent of Financial Institutions or other regulatory authority of this state, another state or the United States having jurisdiction over the Bank or any of its business.

Exhibit C

Directors of the Surviving Corporation

Marty E. Adams

10 East Main Street

Salineville, OH 43945

Donald P. Hileman

221 South Church Street

Bowling Green, OH 43402

W. Granger Souder, Jr.

221 South Church Street

Bowling Green, OH 43402

Kevin T. Thompson

221 South Church Street

Bowling Green, OH 43402

Dewey VanHoose

4767 Munson Street, N.W.

Canton, OH 44718

C-1

Exhibit D

Form of Falls Affiliate Agreement

                    , 2005

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

Ladies and Gentlemen:

I have been advised that as of the date hereof I may be deemed to be an “Affiliate” of Falls Bank (“Falls”), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “Act”).

Pursuant to the terms of the Agreement and Plan of Merger by and between Sky Financial Group, Inc. (“Sky”) and Falls dated as of June 21, 2005 (the “Merger Agreement”), providing for the merger of Falls with and into Sky (the “Merger”), and as a result of the Merger, I may receive Sky common shares (“Sky Common Shares”) in exchange for Falls common shares (“Falls Common Shares”) owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to Sky that in such event:

A. I will not sell, assign or transfer the Sky Common Shares that I receive as aforesaid in violation of the Act or the Rules and Regulations.

B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Sky Common Shares, to the extent I feel necessary, with my counsel or counsel for Falls. I understand that Sky is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify Sky and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys’ fees), or liabilities (“Losses”) to which Sky or any officer or director of Sky may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

C. I have been advised that the issuance of the Sky Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an Affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of Falls, that the Sky Common Shares must be held by me indefinitely unless (i) my subsequent distribution of Sky Common Shares has been registered under the Act; (ii) a sale of the Sky Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which Sky has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Sky’s General Counsel or Associate Counsel (or other counsel reasonably acceptable to Sky) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Sky Common Shares.

D-1

D. I also understand that stop transfer instructions will be given to Sky’s transfer agent with respect to any Sky Common Shares that I receive in the Merger and that there will be placed on the certificates for such Sky Common Shares, a legend stating in substance:

“The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the “Act”), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Sky’s General Counsel or Associate Counsel or other counsel satisfactory to the issuer or in accordance with a “no action” letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.”

It is understood and agreed that the legend set forth in Paragraph D above shall be promptly removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Sky’s General Counsel or Associate Counsel, or other counsel satisfactory to Sky, that such actions are appropriate under the then-existing circumstances. Such advice of counsel shall be given promptly at no cost to such Affiliate, upon receipt of reasonably satisfactory evidence of compliance with Rule 145.

Very truly yours,

Date: , 2005
(Name of Affiliate)

(Please Print Your Name Here)

Accepted this day of , 2005	SKY FINANCIAL GROUP, INC.

By:
Name:
Title:

D-2